Exhibit (a)(1)(F)
Forms of Reminder Messages – Dates may change if expiration date of offer is extended
August 11, 2009 – One Week After Offer Commences
     We have just completed week one of the Beazer Homes USA, Inc. offer to exchange certain outstanding options and/or stock-settled stock appreciation rights for new restricted stock awards (referred to as the “Exchange Program”). The Exchange Program for your eligible options and/or stock-settled stock appreciation rights will expire at 11:59 p.m., Eastern Time, on August 31, 2009, unless we extend the offer.
     If you would like to participate in the Exchange Program, you must submit your properly completed Election Form via facsimile or e-mail (via PDF or similar imaged document file) on or before 11:59 p.m., Eastern Time, on August 31, 2009 (or such later date if extended) to Beazer Homes:
•	by facsimile, to (770) 350-4357, Attn: Kate Harris; or

•	by e-mail, to kharris@beazer.com
     Only responses that are complete and actually received by Beazer Homes by the expiration date will be accepted.
     If you have questions regarding how to participate in the Exchange Program, please direct them to Kate Harris at Beazer Homes via e-mail at kharris@beazer.com or call (770) 829-3719.
     This notice does not constitute the Offer to Exchange Certain Outstanding Options and Stock-settled Stock Appreciation Rights for New Restricted Stock Awards (referred to as the “Offer to Exchange”). The full terms of the Offer are described in (1) the Offer to Exchange; (2) the Election Form; and (3) the Withdrawal Form. You also may access these documents through the SEC’s website at www.sec.gov.

August 24, 2009 – Final Week
     We are entering the final week of the Beazer Homes USA, Inc. offer to exchange certain outstanding options and/or stock-settled stock appreciation rights for new restricted stock awards (referred to as the “Exchange Program”). After today, there are seven (7) days left to make your election. The Exchange Program will expire at 11:59 p.m., Eastern Time, on August 31, 2009, unless we extend the offer.
     If you would like to participate in the Exchange Program, you must submit your properly completed Election Form via facsimile or e-mail (via PDF or similar imaged document file) on or before 11:59 p.m., Eastern Time, on August 31, 2009 (or such later date if extended), to Beazer Homes:
•	by facsimile, to (770) 350-4357, Attn: Kate Harris; or

•	by e-mail, to kharris@beazer.com
     Only responses that are complete and actually received by Beazer Homes by the expiration date will be accepted.
     If you have questions regarding how to participate in the Exchange Program, please direct them to Kate Harris at Beazer Homes via e-mail at kharris@beazer.com or call (770) 829-3719.
     This notice does not constitute the Offer to Exchange Certain Outstanding Options and Stock-settled Stock Appreciation Rights for New Restricted Stock Awards (referred to as the “Offer to Exchange”). The full terms of the Offer are described in (1) the Offer to Exchange; (2) the Election Form; and (3) the Withdrawal Form. You also may access these documents through the SEC’s website at www.sec.gov.

August 31, 2009 – Last Day (Offer Expiration Date)
     Today is the last day to elect to exchange your eligible options and/or stock-settled stock appreciation rights as part of the Beazer Homes USA, Inc. offer to exchange certain outstanding options and stock-settled stock appreciation rights for new restricted stock awards (referred to as the “Exchange Program”). The Exchange Program will expire at 11:59 p.m., Eastern Time, today, August 31, 2009, unless we extend the offer.
     If you would like to participate in the Exchange Program, you must submit your properly completed Election Form via facsimile or e-mail (via PDF or similar imaged document file) on or before 11:59 p.m., Eastern Time, today, August 31, 2009 (or such later date if extended), to Beazer Homes:
•	by facsimile, to (770) 350-4357, Attn: Kate Harris; or

•	by e-mail, to kharris@beazer.com
     Only responses that are complete and actually received by Beazer Homes by the expiration date will be accepted.
     If you have questions regarding how to participate in the Exchange Program, please direct them to Kate Harris at Beazer Homes via e-mail at kharris@beazer.com or call (770) 829-3719.
     This notice does not constitute the Offer to Exchange Certain Outstanding Options and Stock-settled Stock Appreciation Rights for New Restricted Stock Awards (referred to as the “Offer to Exchange”). The full terms of the Offer are described in (1) the Offer to Exchange; (2) the Election Form; and (3) the Withdrawal Form. You also may access these documents through the SEC’s website at www.sec.gov.